Exhibit 99.5

LETTER TO CLIENTS

Offer by

EXELON XCHANGE CORPORATION

to Exchange

for

Each Outstanding Share of Common Stock

of

NRG ENERGY, INC.

0.485 of a Share of Common Stock

of

EXELON CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 6, 2009, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

November 12, 2008

To Our Clients:

Enclosed for your consideration are the prospectus/offer to exchange, dated November 12, 2008 (the “Prospectus”) of Exelon Corporation, a Pennsylvania corporation (“Exelon”), and the related Letter of Transmittal (which, together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”) in connection with the offer by Exelon Xchange Corporation, a Delaware corporation (“Exelon Xchange”) and a direct wholly owned subsidiary of Exelon, to exchange for each outstanding share of common stock, par value $0.01 per share (collectively, the “NRG Shares”), of NRG Energy, Inc., a Delaware corporation (“NRG”), 0.485 of a share of common stock, without par value, of Exelon (the “Exelon Common Stock”) and cash in lieu of fractional shares, upon the terms and subject to the conditions of the Offer.

We (or our nominees) are the holder of record of NRG Shares held by us for your account. A tender of such NRG Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender NRG Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all NRG Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The consideration for each NRG Share is 0.485 of a share of Exelon Common Stock, plus cash instead of fractional shares of Exelon Common Stock, as described in the Prospectus.

2.	The Offer is being made for all outstanding NRG Shares.

3.	The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on January 6, 2009, unless the Offer is extended (as extended, the “Expiration Date”).

4.	The Offer is conditioned upon, among other things, there having been validly tendered, and not withdrawn prior to the Expiration Date, a number of NRG Shares that, when added to the NRG Shares then owned by Exelon, Exelon Xchange and Exelon’s other subsidiaries, shall constitute at least a majority of the outstanding NRG Shares on a fully-diluted basis. Other conditions to the Offer are described in the Prospectus. See the section of the Prospectus captioned “The Offer—Conditions of the Offer.”

5.	An NRG stockholder who fails to complete and sign the Substitute Form W-9 (or obtain and complete a Form W-8, in the case of a foreign stockholder) may be subject to a required federal backup withholding tax on any payment to the stockholder pursuant to the Offer.

6.	Exchange of NRG Shares will be made only after timely receipt by the Exchange Agent of (1) certificates for such NRG Shares or a confirmation of a book-entry transfer of such NRG Shares into the Exchange Agent’s account at the Depository Trust Company, (2) a properly completed and duly executed Letter of Transmittal, or an agent’s message (as defined in the Prospectus) in connection with a book-entry transfer, and (3) any other required documents. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for NRG Shares or book-entry confirmations with respect to NRG Shares and all other required documents are actually received by the Exchange Agent. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE CONSIDERATION TO EXCHANGED FOR NRG SHARES BY EXELON, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

7.	Any stock transfer taxes applicable to the transfer of NRG Shares to Exelon Xchange pursuant to the Offer will be paid by Exelon, except as otherwise provided in the Prospectus and the related Letter of Transmittal.

The Offer is being made only by the Prospectus and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of NRG Shares. Exelon Xchange is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Exelon Xchange becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the NRG Shares pursuant thereto, Exelon Xchange will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Exelon Xchange cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of NRG Shares in such state. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

If you wish to tender your NRG Shares, but your certificates representing such NRG Shares are not immediately available or you cannot deliver such certificates and all other required documents to the Exchange Agent prior to the Expiration Date or you cannot comply with the procedure for book-entry transfer on a timely basis, you may tender your NRG Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in “The Offer—Guaranteed Delivery” in the Prospectus.

If you wish to have us tender any or all of the NRG Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your NRG Shares, all such NRG Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS WITH RESPECT TO THE

Offer by

EXELON XCHANGE CORPORATION

to Exchange

for

Each Outstanding Share of Common Stock

of

NRG ENERGY, INC.

0.485 of a Share of Common Stock

of

EXELON CORPORATION

The undersigned acknowledge(s) receipt of your letter, the enclosed prospectus/offer to exchange, dated November 12, 2008 (the “Prospectus”), and the related Letter of Transmittal (which, together, as amended, supplemented or modified from time to time, constitute the “Offer”) in connection with the offer by Exelon Xchange Corporation, a Delaware corporation (“Exelon Xchange”) and a direct wholly-owned subsidiary of Exelon Corporation, a Pennsylvania corporation (“Exelon”), to exchange for each outstanding share of common stock, par value $0.01 per share (collectively, the “NRG Shares”), of NRG Energy, Inc., a Delaware corporation (“NRG”), 0.485 of a share of common stock, without par value, of Exelon and cash in lieu of fractional shares, upon the terms and subject to the conditions of the Offer.

This will instruct you to tender to Exelon Xchange the number of NRG Shares indicated below (or if no number is indicated below, all NRG Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer.

Number of NRG Shares to be Tendered:*

Account No.:

Signature(s):

(Sign Here)

Dated:

Print Name(s):

Address(es):

Area Code and Telephone Number:

Tax Identification or Social Security Number:

*	Unless otherwise indicated, it will be assumed that you instruct us to tender all NRG Shares held by us for your account.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, EXELON XCHANGE OR EXELON.

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